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                                                                    EXHIBIT 23.8

               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the inclusion of our report letter to Westport Resources Corporation, a Delaware corporation ("Old Westport"), dated February 9, 2001, regarding the estimated reserves, future production and income attributable to certain leasehold and royalty interests of Old Westport as of January 1, 2001 and our audit letter to Old Westport, dated July 11, 2001, regarding the proved reserves and future revenue attributable to such interests as of June 30, 2001 (together, the "Reserve Letters"), in this Exchange Offer Registration Statement on Form S-4 (the "Exchange Offer Registration Statement") of Westport Resources Corporation, a Nevada corporation, to all references to Netherland, Sewell & Associates, Inc. and/or the Reserve Letters in this Exchange Offer Registration Statement and to the reference to our firm as experts in the Exchange Offer Registration Statement.

                                       NETHERLAND, SEWELL & ASSOCIATES, INC.


                                       By: /s/ FREDERIC D. SEWELL
                                           ---------------------------------
                                       Name: Frederic D. Sewell
                                       Title: President

Dallas, Texas
January 16, 2002